UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11037	06-124-9050
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2016, the Board of Directors (the “Board”) of Praxair, Inc. (the “Company”) adopted amendments to the Company’s Amended and Restated By-Laws, (as so amended, the “By-Laws”) to add a new Section 9 of Article I to implement proxy access and to make certain other technical and conforming revisions.

Section 9 of Article I of the By-Laws permits a stockholder or a group of up to twenty stockholders, owning continuously for at least three years shares of the Company’s common stock representing an aggregate of at least three percent of outstanding shares of common stock, to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, including providing the Company with advance notice of such nominations.

The foregoing summary is qualified in its entirety by reference to the By-Laws, a copy of which is attached hereto as Exhibit 3.02 and is incorporated in this Item 5.03 by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.02	Amended and Restated Bylaws of Praxair, Inc., as amended on January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant

Date: January 29, 2016	By:	/s/ Guillermo Bichara
Guillermo Bichara
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.02	Amended and Restated Bylaws of Praxair, Inc., as amended on January 26, 2016